UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 18, 2012

ZAP
(Exact name of Registrant as specified in its charter)

California	001-32534	94-3210624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Fourth Street Santa Rosa, CA	95401
(Address of Principal Executive Offices)	(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Effective October 18, 2012 Aileen Kao was appointed to the Board of Directors of ZAP.

Aileen Kao is Deputy General Manager at ZAP (Hangzhou) Electric Vehicle Co., Ltd, a joint venture company with a focus on green transportation technology. Under her leadership, ZAP (Hangzhou) has built a great technical savvy team to provide know-how solutions to meet China’s emerging and dynamic new energy automobile industry.    Ms. Kao came to ZAP with broad experience in several established companies including BASF, Eastman Kodak, Bell Atlantic, Cisco and interWAVE Communications, all of which afforded her with increased responsibilities and helped transition her from a hands-on software engineer to a seasoned executive at ZAP.  She also served on the Saratoga school governing board in 1998 and then elected to Saratoga City Council in 2004 and served as Mayor in 2007. Ms. Kao holds a BS in Pharmacy from Taipei Medical University, Taiwan and a MS in Chemistry from University of Rhode Island, Rhode Island, USA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Dated: November 14, 2012	By:	/s/ Priscilla M. Lu
Priscilla M. Lu
Chairman of the Board